Response to Item 77I


Calvert International Responsible Index Fund
The Fund converted its Class Y shares to Class I shares on December 8, 2017. The terms of Class I shares are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.

Calvert US Large-Cap Core Responsible Index
Fund
The Fund converted its Class Y shares to Class I shares and Class C shares to Class A shares on December 8,
2017. The terms of Class I shares are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.

Calvert US Large-Cap Growth Responsible
Index Fund
The Fund converted its Class Y shares to Class I shares and Class C shares to Class A shares on December 8,
2017. The terms of Class I shares are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.

Calvert US Large-Cap Value Responsible Index
Fund
The Fund converted its Class Y shares to Class I shares and Class C shares to Class A shares on December 8,
2017. The terms of Class I shares are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.

Calvert US Mid-Cap Core Responsible Index
Fund
The Fund converted its Class Y shares to Class I shares and Class C shares to Class A shares on December 8,
2017. The terms of Class I shares are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.